UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 29, 2020

Date of Report (Date of earliest event reported)

333-188401

Commission File Number

SUCCESS ENTERTAINMENT GROUP INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada	99-0385424
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

601 South Boulder Ave., Suite 600, Tulsa, OK	74119
(Address of principal executive offices)	(Zip Code)

(260) 490-9990
(Registrant's telephone number, including area code)

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading	Name of each exchange on which registered
Symbol(s)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

The disclosures set forth in Item 2.03 are incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 29, 2020,  Success Entertainment Group International, Inc. (OTCQB: SEGN), a/k/a Renavotio, Inc. (“RI”) (the “Company”), entered into an agreement (“the Agreement”) with Success Holding Group Corp USA (SHGR) as further described in the attached Exhibit 4.1 to transfer all liabilities incurred by the Company prior to April 3, 2020, as the final condition to close the transaction as described in Exhibits 4.3 and 4.4.  It was further resolved in that meeting that the Chief Executive Officer and Secretary of the Company are, and each of them with the full authority to act without the others hereby, as authorized, in the name and on behalf of the Company, to execute all other documents necessary to facilitate the actions of the Company as described but not limited to the Transfer Agent and any banking or financial information.

On April 3, 2020, the Company entered into a Securities Exchange Agreement to acquire Renavotio Infratech, Inc., as further described in the attached Exhibit 4.2.  As described in Article 1,1(b) to Exhibit 4.2, the Company is to issue (6) million shares of its common stock as directed in a Written Consent of Directors as a condition to close the acquisition.  Moreover, the Company’s Board of Directors hereby affirm that as of August 29, 2020 that all of the conditions to close the transaction as described in Exhibit 4.2 as fulfilled.  The Company’s Board of Directors, therefore, authorizes to issue six (6) million shares of common shares to Lee, Wei-Der.

Upon terms and subject to the conditions hereof, at the Closing, the Parities to the April 3, 2020 Agreement were to and have done as follows as of August 9, 2020.  SEGN will sell convey, assign, transfer to SHGR certificates representing the Shares of Subsidiaries, listed on Exhibit 4.3, held by SEGN which the aggregate shall constitute 100% of the issued and outstanding equity interests of the subsidiaries listed on Exhibit 4.3.

SHGR agrees that 100% of the assets and 100% of the liabilities as reflected in the individual audited financial statements as consolidated as of the report for period ending December 31, 2019 and further described in Exhibit 4.4, will be transferred along with the ownership of the Shares of Subsidiaries, listed on Exhibit 4.3 to the ownership of SHGR.

SEGN will issue six (6) million restricted shares of SEGN’S common stock to Wei-Der Lee, as directed by Hong, fulfilling any further obligation from SEGN regarding the Securities Exchange Agreement dated April 3, 2020.

The Closing Date of the Acquisition, as designated, took place on August 29, 2020 and no later than the August 30, 2020 as designated.

The August 29, 2020 Agreement is attached to this Current Report on Form 8K as exhibit 4.1, as is the Securities and Exchange Agreement dated April 3, 2020 as exhibit 4.2,  respectively and incorporated herein by reference.  The disclosure set forth in this Section 2.03 is intended to be a summary only and is qualified in its entirety by reference to exhibits.

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Item 3.02 Unregistered Sales of Equity Securities

The disclosures set forth in Item 2.03 are incorporated into this Item 3.02 by reference.

The issuance of the convertible promissory note was made in reliance on exemption from registration pursuant to Section 4(2) of Securities Act of 1933, as amended, on the basis that the Registrant had a pre-existing relationship with the investor and there was not public offering.

Item 7.01 Regulation FD Disclosure.

On September 2, 2020,  Success Entertainment Group International, Inc. (OTCQB: SEGN), a/k/a Renavotio, Inc. (“RI”) (the “Company”), announced today the sale of three (3) non-core operating subsidiaries, pursuant to a Share Exchange Agreement with Success Holding Group Corp. (“SHGR”) executed on  August 29, 2020.

The terms of the sale include the issuance of six (6) million common restricted SEGN shares to SHGR, and the assumption of all assets and liabilities associated with the three subsidiaries by SHGR. This divestiture should also result in a reduction of approximately $800,000.00 in debt from SEGN’s Balance Sheet that was associated with these non-core subsidiaries.

“Success is pleased to announce the sale of our three (3) overseas non-core operating subsidiaries. We issued six (6) million restricted SEGN shares of stock to the buyer as the final action required from our Stock Exchange  Agreement of April 3, 2020. This completes our divestiture of our overseas business lines that are not associated with or complimentary to our infrastructure, utility management and construction and personal protective equipment (PPE) operating businesses, and allows us to focus our energy and efforts on growing these core business lines” said William “Billy” Robinson, Chief Executive Officer of SEGN.

Section 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1	Agreement by and among the Company dated August 29, 2020
4.2	Securities Exchange Agreement dated April 3, 2020 in favor of SEGN
4.3	List of Subsidiaries Being Sold
4.4	Account Payable Schedule
99.1	Company Press Release dated September 2, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 2, 2020	By:	/s/ William Robinson
William Robinson
CEO, Secretary, and Director

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